EXHIBIT 23.1

CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (Nos. 33-84592, 33-84594, 33-15493, 33-15499, 33-48539, 333-48541, 333-58773, 333-58777 and 333-45414) of Equity Marketing, Inc. of our report dated December 3, 2002 relating to the financial statements of UPSHOT, which appears in the Current Report on Form 8-K/A of Equity Marketing, Inc. dated July 17, 2002 (as amended December 3, 2002).

PricewaterhouseCoopers LLP

Los Angeles, California
December 3, 2002

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